EXHIBIT 1

The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of Tower Semiconductor Ltd. dated as of May 31, 2008 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned, shall be filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

June 12, 2008

                                                 PRISMA INVESTMENT HOUSE LTD.

                                                 /s/ Yuval Gavish
                                                 ----------------
                                                 By: Yuval Gavish
                                                 Title: CEO


                                                 PRISMA PROVIDENT FUNDS LTD.


                                                 /s/ Shimon Cohen
                                                 ----------------
                                                 By: Shimon Cohen
                                                 Title: CEO


                                                 PRISMA NEW PROVIDENT FUNDS LTD.


                                                 /s/ Shimon Cohen
                                                 ----------------
                                                 By: Shimon Cohen
                                                 Title: CEO